EXHIBIT 32.1

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Checkpoint Systems, Inc. (the "Company") for the quarter ended March 27, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), George Babich Jr., as Chief Executive Officer of the Company and James M. Luciana, as Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ George Babich, Jr.
Name: George Babich, Jr.
Title: President and Chief Executive Officer

By: /s/ James M. Lucania
Name: James M. Lucania
Title: Senior Vice President, Chief Financial Officer and Treasurer

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.

Date: May 5, 2016